SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
      Filed by the Registrant   |X|
      Filed by a Party other than the Registrant  |_|
      Check the appropriate box:
      |_|         Preliminary Proxy Statement
                                                  |_|     Confidential, For Use
                                                          of the Commission Only
                                                          (as permitted by
                                                          Rule 14a-6(e)(2))

      |X|         Definitive Proxy Statement
      |_|         Definitive Additional Materials
      |_|         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           360 COMMUNICATIONS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:
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(5)     Total fee paid:
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|_|     Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
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(2)     Form, Schedule or Registration Statement no.:
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(3)     Filing Party:
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(4)     Date Filed:
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






                               360 COMMUNICATIONS


                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                            TO BE HELD ON MAY 6, 1997

To the Shareowners of 360 Communications Company:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of 360 Communications Company, a Delaware corporation (the "Company"), will be held at the offices of The Northern Trust Company, 6th Floor Assembly Room, 50 S. LaSalle Street, Chicago, Illinois, on Tuesday, May 6, 1997 at 10:00 a.m. local time for the following purposes:

      1. To elect three directors to hold office until the 2000 Annual Meeting of Shareowners.

      2.  To approve the Company's Employee Stock Purchase Plan.

      3.  To approve the Company's  Amended and Restated  1996 Equity  Incentive
          Plan.

      4. To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

      5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of shareowners entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                              By Order of the Board of Directors


                                                  /s/ Kevin C. Gallagher
                                              Kevin C. Gallagher
                                              Senior Vice President, General
                                              Counsel and Secretary


Chicago, Illinois
March 31, 1997

      ALL SHAREOWNERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           360 COMMUNICATIONS COMPANY
                              8725 W. Higgins Road
                          Chicago, Illinois 60631-2702


                                 PROXY STATEMENT

                 INFORMATION CONCERNING VOTING AND SOLICITATION

General

      The accompanying proxy is solicited on behalf of the Board of Directors of 360 Communications Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareowners to be held on May 6, 1997 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Shareowners. The Annual Meeting will be held at the offices of The Northern Trust Company, 6th Floor Assembly Room, 50 S. LaSalle Street, Chicago, Illinois. The Company intends to mail this Proxy Statement and the accompanying proxy on or about March 31, 1997 to all shareowners entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

      The Company has only one class of stock outstanding, the Company's Common Stock, $0.01 par value ("Common Stock"). Only holders of record of Common Stock at the close of business on March 17, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote 123,310,118 shares of Common Stock.

      Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon.

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the shareowners and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 8725 W. Higgins Road, Chicago, Illinois 60631-2702, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy and any additional information furnished to shareowners. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular associates of the Company or, at the Company's request, ChaseMellon Shareholder Services, L.L.C., which has been retained by the Company to aid in the solicitation of proxies. No additional compensation will be paid to such directors, officers or other regular associates for such services, but
ChaseMellon Shareholder Services, L.L.C. will be paid its customary fee, estimated to be $5,500 plus out-of-pocket expenses, if it renders solicitation services.

Shareowner Proposals

      Proposals of shareowners intended to be presented at the Company's 1998 Annual Meeting of Shareowners must be received by the Company at its principal executive offices not later than November 27, 1997 for inclusion in the proxy statement for that meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly-created directorships resulting from any increase in the number of directors shall also be filled by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy
(including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred until such director's successor has been duly elected and qualified.

      The Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by a majority of the Board of Directors, provided that such number shall not be less than three nor more than twelve. The authorized number of directors is currently set at eight. Three seats on the Board of Directors, currently held by Frank E. Reed, Robert E. R. Huntley and Valerie B. Jarrett, have been designated as Class I Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting.

      Each of the nominees for election to Class I is currently a Class I Board member of the Company. If elected at the Annual Meeting, each of the three nominees would serve until the 2000 Annual Meeting of Shareowners, in each case until their successor has been duly elected and qualified, or until such director's earlier death, resignation, retirement, disqualification or removal.

      Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees for the three Class I Board seats. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

      Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2000 Annual Meeting of Shareowners

FRANK E. REED

      Frank E. Reed, age 62, was elected the non-management Chairman of the Board of Directors of the Company on March 7, 1996. He is former President and Chief Executive Officer of Philadelphia National Bank, and serves as a director of Harleysville Group, Inc. Mr. Reed had been President and Chief Executive Officer of Philadelphia National Bank for more than five years. Mr. Reed resigned as a director of Sprint Corporation effective with the spinoff of the Company from Sprint on March 7, 1996. Prior to becoming a director of Sprint in 1993, Mr. Reed had been a director of Centel Corporation, a predecessor corporation, since 1978.

ROBERT E. R. HUNTLEY

      Robert E. R. Huntley, age 67, was elected a director of the Company on March 7, 1996. He is former Counsel to Hunton & Williams, a law firm, and currently serves as a director of Philip Morris Companies, Inc. Mr. Huntley had been Counsel to Hunton & Williams for more than five years. Mr. Huntley resigned as a director of Sprint Corporation effective with the spinoff of the Company from Sprint on March 7, 1996. Prior to becoming a director of Sprint in 1993, Mr. Huntley had been a director of Centel Corporation, a predecessor corporation, since 1975.

VALERIE B. JARRETT

      Valerie B. Jarrett, age 40, was elected a director of the Company on June 11, 1996. She is currently Executive Vice President of The Habitat Company, a real estate development and property management company. Ms. Jarrett joined The Habitat Company in her present position in 1995. Prior to joining The Habitat Company, she served for more than five years in the government of the City of Chicago, most recently as Commissioner of the Department of Planning and Development. Ms. Jarrett also serves as Chairman of the Board of Directors of the Chicago Transit Authority and as a director of the Regional Transportation Authority.


                The Board of Directors recommends voting FOR the
                    election of each of the named nominees.


Directors Continuing in Office Until the 1998 Annual Meeting of Shareowners

ALICE M. PETERSON

      Alice M. Peterson, age 44, was elected a director of the Company on April 9, 1996. She is currently Vice President and Treasurer of Sears, Roebuck and Co., a retail merchandiser. Ms. Peterson joined Sears, Roebuck and Co. in 1989 and was elected to her present position in 1993.

CHARLES H. PRICE, II

      Charles H. Price, II, age 65, was elected a director of the Company on March 7, 1996. He currently serves as a director of Hanson PLC, Mercantile Bank of Kansas City, The New York Times Company, US Industries Inc. and Texaco, Inc. Mr. Price resigned as Chairman of the Board of Mercantile Bank of Kansas City in April 1996, a position he was elected to in 1992. He was President and Chief Executive Officer of Ameribanc, Inc. from 1989 to 1992 and the United States Ambassador to the United Kingdom of Great Britain and Northern Ireland from 1983 to 1989. Mr. Price resigned as a director of Sprint Corporation effective with the spinoff of the Company from Sprint on March 7, 1996. He had been a director of Sprint since 1989.

Directors Continuing in Office Until the 1999 Annual Meeting of Shareowners

LESTER CROWN

      Lester Crown, age 71, was elected a director of the Company on November 5, 1996. He currently serves as Chairman of the Board of Material Service Corporation, a manufacturing company, a position he was elected to in 1983 after having served as its President since 1970. Mr. Crown also currently serves as a director and Chairman of the Executive Committee of General Dynamics Corporation, as a director of Maytag Corporation and as President of Henry Crown and Company.

DENNIS E. FOSTER

      Dennis E. Foster, age 56, was elected a director of the Company on March 7, 1996. He was elected President of the Company in March 1993 and President and Chief Executive Officer of the Company in February 1996. Mr. Foster had been President and Chief Operating Officer of the Cellular and Wireless Division of Sprint Corporation since 1993, a position he resigned from effective with the spinoff of the Company from Sprint on March 7, 1996, and prior to that he was Senior Vice President of the Local Telecommunications Division of Sprint beginning in May 1992. Prior to joining Sprint, he was President and Chief Operating Officer of GTE Mobilnet, a position he had held since June 1991. Mr. Foster had been Area Vice President and General Manager of GTE North since September 1989.

MICHAEL HOOKER

      Michael Hooker, age 51, was elected a director of the Company on April 9, 1996. He is currently Chancellor of the University of North Carolina, a position he has held since 1995. Mr. Hooker has previously served as President of Bennington College in Vermont, as President of the University of Maryland - Baltimore County and as President of the University of Massachusetts. He also currently serves as a director of Microfluidics International Corporation and as a director of Centura Bank, located in Rocky Mount, North Carolina.

Board Committees and Meetings

      During 1996, the Board of Directors held nine meetings. The Board has an Audit and Finance Committee and an Organization, Compensation and Nominating Committee.

      The Audit and Finance Committee examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and internal audits and the independent auditor's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit and Finance Committee also evaluates the effectiveness of the Company's ethics and compliance policies and reports its findings to the Board. The Audit and Finance Committee, which met four times during 1996, is composed of Mr. Price (Committee Chairman), Mr. Reed, Ms. Peterson and Mr. Crown.

      The Organization, Compensation and Nominating Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to the Board of Directors with respect to compensation matters and policies and associate benefit and incentive plans, exercises authority granted to it to administer such plans, and administers the Company's stock option and equity based plans and grants stock options and other rights under such plans. The Organization, Compensation and Nominating Committee also recommends to the Board nominees to fill director vacancies (including vacancies created by an increase in the size of the Board of Directors) and for election at each annual meeting of shareowners, and recommends policies to the Board with respect to corporate governance matters. The Company's Amended and Restated Bylaws provide procedures for shareowners wishing to recommend or nominate a candidate for election as director. The Organization, Compensation and Nominating Committee, which met six times during 1996, is composed of Mr. Huntley (Committee Chairman), Mr. Reed, Mr. Hooker and Ms. Jarrett.

      During 1996, each Board member attended at least 75% of the aggregate of the meetings of the Board of Directors, and the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Compensation of Directors

     Directors who are not employees of the Company (the "Outside Directors") are each compensated in the amount of $20,000 annually, 50% of which is provided in the form of a restricted stock grant. The Chairman of the Board, if an Outside Director, receives an additional $100,000 annually, 25% of which is provided in the form of a restricted stock grant. Under the Company's Director Equity and Deferred Compensation Plan (the "Director Equity and Deferred Compensation Plan"), the number of shares of restricted stock granted is determined by the fair market value of shares of Common Stock on the date of each annual meeting of shareowners (or on the date the individual first becomes an Outside Director with respect to the restricted stock grant associated with his or her first year of service). Restrictions lapse immediately before the commencement of the first annual meeting of shareowners following the grant of restricted stock. Each Outside Director, excluding the Chairman of the Board, receives $1,000 for each Board meeting and committee meeting attended.

     The Director Equity and Deferred Compensation Plan also provides for the grant of stock options to Outside Directors. Each Outside Director receives an initial grant of an option to purchase 9,000 shares of Common Stock on the date he or she first becomes an Outside Director. One-third of the shares subject to each initial option grant becomes exercisable on December 31 of the year in which the option is granted and an additional one-third becomes exercisable on December 31 of each of the two succeeding years. Each Outside Director receives subsequent grants of an option to purchase 3,000 shares of Common Stock on the date of each annual meeting of shareowners commencing with the third annual meeting of shareowners after he or she first becomes an Outside Director. Twenty-five percent of the shares subject to each of the annual option grants becomes exercisable on December 31 of the year in which the option is granted and an additional twenty-five percent becomes exercisable on December 31 of each of the three succeeding years. All options have an option price equal to 100% of the fair market value of shares of Common Stock on the date of grant and expire ten years after the date of the grant.

      Outside Directors may also elect to defer some or all of the cash portion of their annual fees under the Director Equity and Deferred Compensation Plan. Prior to December 31, 1996, deferred amounts were credited with a rate of return based on the prime rate. Effective January 1, 1997, the Director Equity and Deferred Compensation Plan was amended to include the following investment options: 360 Communications Company Common Stock; Large Market Capitalization Equity; Small Market Capitalization Equity; International Equity; and Intermediate Bond.


                                   PROPOSAL 2

                  APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

      On February 11, 1997, the Company adopted the 360 Communications Company Employee Stock Purchase Plan (the "Company ESPP"), effective as of May 1, 1997 (the "Effective Date"), subject to shareowner approval. Approval of the Company ESPP requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

Summary of the Employee Stock Purchase Plan

     A summary of the Company ESPP is set forth below. This summary is qualified in its entirety by reference to the full text of the Company ESPP, which is attached to this Proxy Statement as Appendix A.

      Purpose. The purpose of the Company ESPP is to encourage and assist associates of the Company to acquire a personal equity interest in the Company by the purchase of Common Stock.

     Administration. The Company ESPP will be administered by the Human Resources Department of the Company (the "Administrator"). The Administrator has the power to construe and interpret the Company ESPP, to designate which subsidiaries' employees will be eligible to participate in the Company ESPP, and to adopt and amend such rules and regulations for the administration of the Company ESPP as it may deem desirable. The Administrator may select from time to time a person or persons, who may be officers or associates of the Company, to operate the Company ESPP, perform the day-to-day administration of the Company ESPP, and maintain records of the Company ESPP.

     Eligibility. All associates who are employees of the Company and who have been so employed for at least one month are eligible to participate in the Company ESPP, except for associates owning or holding options to acquire 5% or more of the value or voting power of all outstanding shares of all classes of stock of the Company; associates who are customarily employed by the Company for less than 20 hours per week; and associates who are prohibited from participating in the Company ESPP by law. Approximately 4,000 associates of the Company will be eligible to participate in the Company ESPP as of May 1, 1997.

     Grant, Exercise and Expiration. Each eligible associate who timely elects to participate in the Company ESPP will be granted an option to purchase Common Stock. Options will be granted to participating associates on May 1 and November 1 of 1997, and on each succeeding May 1 and November 1, until no shares of Common Stock are available for purposes of options granted under the Company ESPP or until the Board of Directors terminates the Company ESPP, whichever occurs first.

     An option which was granted on a May 1 grant date will be deemed to have been exercised in part on the next following October 31 and fully exercised as of the next following April 30. An option to purchase Common Stock which was granted on a November 1 grant date will be deemed to be exercised on the next following April 30. Any date on which an option to purchase Common Stock is exercisable is referred to as an "Exercise Date." Any option which is not partially or fully exercised as of an Exercise Date will expire as of the end of that Exercise Date.

     Enrollment. An eligible associate may elect to become a participant in the Company ESPP by authorizing a regular payroll deduction from the associate's paycheck to be applied to the purchase of Common Stock. A participant's request authorizing a payroll deduction will remain effective for one May 1-to-April 30 period (or one November 1-to-April 30 period if the associate enrolls on November 1). A participant's payroll deduction may be in any whole percentage from 2% to 25% of the participant's compensation payable each pay period. A participant may not make cash contributions or payments to the Company ESPP. A book account will be established for each participant, to which the participant's payroll deductions will be credited, until these amounts are either withdrawn, distributed or used to purchase Common Stock, as described below. No interest will be credited on these cash amounts.

     A participant may change his or her authorized payroll deduction to zero at any time without withdrawing from the Company ESPP, in which case his or her accumulated deductions will be applied to purchase shares of Common Stock on the applicable Exercise Date. However, a participant who has changed his or her payroll deduction authorization to zero before November 1 may, under certain circumstances, elect to resume such payroll deductions on November 1 at the same percentage of compensation that was deducted before the Participant changed his or her payroll deductions to zero. A participant may not make more than one election to resume payroll deductions during any May 1-to-April 30 period (or November 1-to-April 30 period if the participant enrolled on November 1).

     A participant may elect to withdraw from participation in the Company ESPP at any time, subject to any notice or other procedural requirements imposed by the Administrator.

     Number of Shares That May Be Purchased. An option granted to an associate under the Company ESPP will give such associate the right to purchase, on any Exercise Date occurring during the term of the option, the number of whole shares of Common Stock which may be purchased with such associate's accumulated payroll deductions as of that Exercise Date at the applicable purchase price; provided, however, that no option granted on May 1 or November 1 will give an associate the right to purchase more than 1,000 shares of Common Stock during the May 1-to-April 30 or November 1-to-April 30 period in which the option was granted. In addition, no associate may be granted an option under the Company ESPP (or any other plan of the Company which is intended to qualify under Section 423 of the Internal Revenue Code) which would permit the associate to purchase stock under the Company ESPP (or such other Section 423 plan) in any calendar year with a fair market value (determined as of the time such option is granted) in excess of $25,000.

     The aggregate number of shares of Common Stock which may be purchased pursuant to options granted under the Company ESPP is 500,000 shares. In the event of a stock dividend, recapitalization, stock split, merger or similar transaction, the number, kind and/or purchase price of the shares of Common Stock available for purchase under the Company ESPP shall be adjusted, as appropriate.

     Purchase Price. The purchase price per share of Common Stock under the Company ESPP as of any Exercise Date is 85% of the lower of (a) the fair market value of a share of Common Stock on the date the option is granted, or (b) the fair market value of a share of Common Stock on the applicable Exercise Date. However, for Common Stock purchased under an option granted on a November 1 grant date, the price per share will not be lower than 85% of the fair market value of a share of Common Stock on the preceding May 1. The fair market value of shares of Common Stock for this purpose will be the closing price on the New York Stock Exchange on the date for which a determination of fair market value is made, or if that date is not a trading date, the next prior trading date.

     Withdrawal or Termination of Employment. A participant's termination of employment or election to withdraw from further participation in the Company ESPP prior to the exercise of an outstanding option held by such participant will cause an immediate cancellation of such option, and the Company will distribute the participant's accumulated payroll deductions to the participant in cash as soon as administratively feasible.

     Current Market Price of Common Stock. On March 17, 1997, the closing price of shares of Common Stock as reported on the New York Stock Exchange Composite Tape was $18.25 per share.

     Federal Income Tax Considerations. The Company ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Participants will have no taxable income when an option is granted under the Company ESPP or when they purchase Common Stock pursuant to the exercise of the option. If a participant disposes of Common Stock more than two years after the date on which the option was granted and more than one year after the date the stock was transferred to him or her pursuant to his or her exercise of the option, the participant will have taxable ordinary income in the amount of the excess of the fair market value of the option shares at the time of disposition over the purchase price paid by the participant to acquire such shares, or, if less, the excess of the fair market value of the option shares at the time the option was granted over the price paid to acquire the shares. Any additional gain is long-term capital gain. If the amount the participant realizes on such disposition is less than the amount paid to acquire the option shares, then the participant will have a long-term capital loss. If a participant disposes of shares of Common Stock either two years or less after the option was granted or one year or less after the stock was transferred to him or her pursuant to his or her exercise of the option (a "disqualifying disposition"), the participant generally will have taxable ordinary income equal to the difference between the fair market value of the option shares at the time the shares were purchased and the amount paid to acquire the shares. Any additional gain is long-term or short-term capital gain, depending on how long the participant held the shares of Common Stock. The Company is not entitled to any deduction in connection with the purchase or sale of shares of Common Stock, other than in connection with a disqualifying disposition, in which case the Company is entitled to a deduction equal to the amount of ordinary income required to be recognized by the participant.

     Amendment or Termination. The Board of Directors may amend or terminate the Company ESPP to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Internal Revenue Code, or for any other reasons, provided that no amendment or termination may adversely affect the rights of any participant with respect to any grant previously made unless required by law, nor may any amendment increase the number of shares of Common Stock authorized for sale under the Company ESPP without the approval of the shareowners of the Company. The Administrator may amend the Company ESPP, subject to the foregoing proviso, in order to facilitate its tax-effective use for non-U.S. subsidiaries.

     Transferability. Options granted to an associate under the Company ESPP are not transferable other than by will or by the laws of descent and distribution and are exercisable only by the associate during his or her lifetime.


                The Board of Directors recommends voting FOR the
                 approval of the Employee Stock Purchase Plan.


                                   PROPOSAL 3

         APPROVAL OF THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

      The 360 Communications Company 1996 Equity Incentive Plan (the "Original Plan") was initially approved in conjunction with the Company's spinoff from Sprint Corporation on March 7, 1996. On December 10, 1996, the Board of Directors adopted an amended and restated version of the Original Plan to implement several technical enhancements to the Original Plan. As so amended and restated, the Original Plan is referred to herein as the "Equity Incentive Plan." The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary for the approval of the Equity Incentive Plan.

Reason for Seeking Shareowner Approval

     Approval of the Equity Incentive Plan is necessary to permit income recognized in connection with grants of options and stock appreciation rights after the Annual Meeting to qualify as "performance based" compensation for purposes of Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Under Section 162(m), the Company cannot claim a federal income tax deduction on compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as shareowner-approved "performance based" compensation. The "option spread" (the excess of the fair market value of the option shares at the time of exercise over the option exercise price) in connection with the exercise of an option (other than an incentive stock option) is eligible to be considered as performance based compensation for purposes of
Section  162(m).  Under the  Treasury  Regulations  issued  pursuant  to Section
162(m), the approval of the Original Plan satisfied the Section 162(m) shareowner approval requirements for grants made prior to the Annual Meeting. Any grants made after the Annual Meeting will not satisfy the requirements of
Section 162(m) unless the shareowners of the Company approve the Equity Incentive Plan at the Annual Meeting.

      In addition, the Company is seeking shareowner approval of the performance goals which have been added to the Equity Incentive Plan to permit additional types of Awards (defined below), such as performance shares and performance-vested restricted stock, to qualify as performance-based compensation for purposes of Section 162(m). Such performance goals were not included in the Original Plan.

Summary of the Equity Incentive Plan

     The principal terms and provisions of the Equity Incentive Plan are summarized below. This summary is not a complete description of all of the terms of the Equity Incentive Plan. A copy of the Equity Incentive Plan is available by writing to Investor Relations at the Company's principal executive offices, 8725 W. Higgins Road, Chicago, Illinois 60631-2702.

     Purpose. The Company believes that the Equity Incentive Plan provides key incentives for the Company to attract new associates, retain existing associates and stimulate associates towards furthering the interests of both the Company and shareowners alike.

     Types of Awards. The Equity Incentive Plan permits the granting of any or all of the following types of Awards to associates of the Company: (1) stock options, including incentive stock options ("ISOs") and options other than ISOs ("non-qualified options"); (2) stock appreciation rights ("SARs") (either in tandem with stock options or free-standing); (3) restricted stock; (4) performance shares conditioned upon meeting performance criteria; and (5) bonus shares (collectively, the "Awards").

     Number of Shares. Subject to adjustment as described below, the number of shares of Common Stock available under the Equity Incentive Plan for grants of Awards during any one year is 1.0% of the number of shares of Common Stock outstanding at the beginning of the year, increased by the number of shares that were available for grant under the Equity Incentive Plan in previous years but were not used for this purpose. Of the aggregate number of shares available under the Equity Incentive Plan, no more than 1,500,000 shares can be used for the grant of incentive stock options over the term of the Equity Incentive Plan.

      Eligibility.   All   associates  of  the  Company  and  its   subsidiaries
(approximately 4,000 persons) are eligible to be participants.

     Administration. The Equity Incentive Plan is administered by the Organization, Compensation and Nominating Committee of the Board of Directors (the "Committee"), none of the members of which may be an associate of the Company. The Committee has the authority to select associates to whom Awards are granted, to determine the types of Awards and the number of shares covered and to set the terms, conditions and provisions of such Awards and to cancel or suspend Awards. The Committee is authorized to interpret the Equity Incentive Plan, to establish, amend, and rescind any rules and regulations relating to the Equity Incentive Plan, to determine and amend the terms of agreements entered into with associates under the Equity Incentive Plan, and to make all other determinations which may be necessary or advisable for the administration of the Equity Incentive Plan.

     Power to Amend Equity Incentive Plan. The Board may amend or terminate the Equity Incentive Plan at any time without the approval of the shareowners of the Company, except (i) as such shareowner approval may be required by stock exchange listing requirements and (ii) that no amendment shall be made without shareowner approval which shall (x) increase the total number of shares available for issuance pursuant to the Equity Incentive Plan or (y) change the class of eligible participants.

     Stock Options. The exercise price per share of Common Stock purchasable under any stock option will be determined by the Committee, but cannot in any event be less than 100% of the fair market value of shares of Common Stock on the date the option is granted. The Committee shall determine the term of each stock option (subject to a maximum of 10 years), and the time or times when it may be exercised. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code. Options may be exercised by payment of the exercise price made (i) in cash, (ii) in shares with a fair market value equal to the exercise price of either Common Stock, or at the discretion of the Committee, restricted stock, (iii) pursuant to a "cashless exercise" through a broker-dealer under an arrangement approved by the Company, or (iv) at the discretion of the Committee, in an interest-bearing promissory note.

     The Committee may, in its discretion, provide for the automatic grant of a so-called "reload" option to a grantee who delivers previously-owned shares of Common Stock to the Company to pay the option exercise price or satisfy tax withholding requirements in connection with the option exercise. Any reload option will (i) cover a number of shares equal to the number of shares surrendered in connection with the exercise of the original option, (ii) have an exercise price equal to 100% of the fair market value of shares of Common Stock on the date it is granted and (iii) expire on the expiration date of the original option. A reload option will not have a similar reload feature.

     Stock Appreciation Rights. An SAR may be granted free-standing or in tandem with the grant of new options or outstanding non-qualified options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The grant price (which shall not be less than 100% of the fair market value of the shares on the date of grant) and other provisions of the SAR shall be determined by the Committee (except that the term may not exceed 10 years). Payment by the Company upon such exercise will be in cash unless the Committee determines that it is to be paid wholly or partly in Common Stock.

     Restricted Stock. Restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. The participant shall have, with respect to restricted stock, all of the rights of a shareowner, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to such exceptions, if any, made by the Committee.

     Performance Awards. From time to time, the Committee may select a period during which one or more performance criteria designated by the Committee are measured for the purpose of determining the extent to which a performance award has been earned. The performance criteria which the Committee may designate are
(i) earnings (either in the aggregate or on a per share basis), (ii) operating income, (iii) cash flow, including EBITDA (earnings before interest, taxes, depreciation and amortization), (iv) return on equity, (v) per share rate of return on shares of Common Stock (including dividends), (vi) market share, (vii) customer retention rates, (viii) market penetration rates, (ix) revenues, (x) reductions in expense levels, (xi) indices related to EVA (economic value added), (xii) general indices relative to levels of general customer service satisfaction, as measured through various randomly generated customer service surveys, and (xiii) the attainment by shares of Common Stock of a specified market value for a specified period of time, in each case where applicable to be determined either on a Company-wide basis or in respect of any one or more business units.

     Performance awards may be in the form of performance shares (valued by reference to shares of stock), or performance units (valued by reference to cash or property other than stock). Performance awards may be paid in cash, stock, other property or a combination thereof. Recipients of performance awards are not required to provide consideration other than the rendering of services and any minimum exercise price required by applicable law.

     Bonus Shares. Bonus shares can be awarded to a grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an associate of the Company or a subsidiary of the Company.

     Adjustments. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to shareowners other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Equity Incentive Plan and in the number, class and option price or other price of shares subject to the outstanding Awards granted under the Equity Incentive Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

     Change of Control. A change of control is deemed to occur in the event of certain acquisitions of 30% or more of the outstanding Common Stock, certain mergers which result in the Company's shareowners owning less than 60% of the surviving corporation, or certain changes of a majority of the Board of Directors. In order to maintain all of the participant's rights in the event of a change of control of the Company, Awards granted prior to 1997 will automatically become fully vested or fully exercisable, as applicable. Beginning in 1997, Awards granted will become fully vested or fully exercisable, as applicable, if, within 12 months after a change of control, the participant is terminated by the Company for reasons other than for cause or the participant terminates employment in direct response to certain defined, adverse actions taken by the Company.

     Other. The Equity Incentive Plan will terminate on March 7, 2006. Awards may not be transferred other than by will or intestate succession or, at the direction of the Committee, to members of a grantee's immediate family.

Tax Aspects of the Equity Incentive Plan

      The following are the federal tax consequences generally arising under present law with respect to Awards granted under the Equity Incentive Plan. The grant of an option or SAR will create no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a non-qualified option or a SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of Common Stock on the date of the exercise; the Company will be entitled to a deduction for the same amount, subject to the possible applicability of the $1,000,000 compensation deductibility limit of Section 162(m). Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by exercise of an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

      With respect to other Awards granted under the Equity Incentive Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received and the Company will be entitled to a deduction for the same amount. With respect to Awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, and the Company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m).

New Equity Incentive Plan Benefits

The table below provides certain information regarding stock options granted pursuant to the Equity Incentive Plan during 1997 prior to the date of this Proxy Statement to (i) each Named Officer (defined below), (ii) all current executive officers as a group, (iii) all directors (excluding executive officers) as a group, and (iv) all associates (excluding executive officers) as a group. No Awards other than stock options were made under the Equity Incentive Plan during 1997 prior to the date of this Proxy Statement. Grants under the Equity Incentive Plan are made at the discretion of the Committee and grants under the Equity Incentive Plan for the balance of 1997, if any, and future years have not yet been determined and are subject to shareowner approval of the Equity Incentive Plan at the Annual Meeting.

                       New Equity Incentive Plan Benefits

      Name and Position               Dollar Value(1)     Number of Options
      -----------------               ---------------     -----------------

Dennis E. Foster, President           Not Applicable             82,900
  and Chief Executive Officer

Michael J. Small, Executive           Not Applicable             41,500
  Vice President and Chief
  Financial Officer

Kevin L. Beebe, Executive             Not Applicable             41,500
  Vice President - Operations

Kevin C. Gallagher, Senior            Not Applicable             14,600
  Vice President, General
  Counsel and Secretary

Gary L. Burge, Senior Vice            Not Applicable             14,600
  President - Finance

Executive Group                       Not Applicable            219,500

Non-Executive Director Group                  ---                   ---

Non-Executive Officer Employee Group  Not Applicable            338,200
----------
(1) Options were granted on February 10, 1997 at a Fair Market Value (as defined under the Equity Incentive Plan) of $19.9375 per share. 25% of these options will become exercisable on February 10, 1998, and an additional 25% will become exercisable on February 10 of each of the next three successive years. These options will expire on February 10, 2007.


            The Board of Directors recommends voting FOR the approval
             of the Amended and Restated 1996 Equity Incentive Plan.

                                   PROPOSAL 4

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent accountants for ratification by the shareowners at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareowner ratification of the selection of Ernst & Young LLP as the Company's independent accountants is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the Board and the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit and Finance Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareowners.

      The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.


                The Board of Directors recommends voting FOR the
               ratification of the selection of Ernst & Young LLP.

                             EXECUTIVE COMPENSATION

Organization,   Compensation  and  Nominating   Committee  Report  on  Executive
Compensation

     This report on executive compensation is furnished by the Organization, Compensation and Nominating Committee of the Board of Directors, which is composed of four independent, non-employee directors, and which is responsible for administering the Company's executive compensation policies and practices.

     Overview. The Organization, Compensation and Nominating Committee (the "Committee") establishes compensation guidelines and practices that are designed to be a key support system in the Company's ongoing effort to attract, retain and motivate highly qualified executives. The Committee's goal is to establish a total compensation program that (a) creates a strong commonality of interest between management and the Company's shareowners; (b) places a significant portion of executive compensation "at risk;" (c) links the level of "at risk" compensation specifically to Company performance; and (d) remains competitive to the total compensation programs provided by companies of comparative size, as measured in annual sales (collectively referred to as "comparison companies").

     While for certain executive officer positions the best candidate pool would include individuals with specific industry experience and knowledge, the relative newness of the wireless industry and lack of sufficient "pure play" companies limits the ability to obtain statistically valid industry-specific compensation information. Therefore, the Committee utilized comparison companies representing many industries for a "general industry" comparison. The annual sales for this group ranges from $483 million to $2.9 billion, with an average of $1.4 billion and a median of $1.3 billion. The Committee relies on information contained in compensation studies performed by an independent consulting firm. These studies provide important market information regarding all components of executive officers' compensation.

     In 1996, the Company's total compensation program for the executive officers, including the Chief Executive Officer ("CEO"), consisted of base salary, an annual cash incentive and long-term incentives, including stock options, restricted stock and premium-priced stock options. At the time of the Company's spinoff from Sprint Corporation ("Sprint"), the Committee's objective was to target base salary ranges and total annual cash compensation (midpoint of base salary range plus target annual cash incentive) of the Company's executive officers at the 50th percentile of the ranges provided by comparison companies for comparable executive positions. Long-term incentives were set to lead the 50th percentile.

     Base Salary. The base salaries of individual executive officers, including the CEO, and their applicable salary ranges, are reviewed annually by the Committee. In determining base salary ranges for a particular year, the Committee utilizes the market information previously described. In approving adjustments to base salary, the Committee considers the position of the executive officer's salary within his or her salary range and, other than for the CEO, relies on the performance evaluation completed annually by the supervisor of each individual officer. The CEO's performance is evaluated in much the same manner as other executive officers, the difference being that specific discretionary input is provided by each Committee member instead of from a single supervisor, and additional comments may be offered by other non-employee members of the Board relative to the CEO's performance of pre-determined, non-financial goals.

     Prior to the Company's spinoff from Sprint, the Compensation Committee of the Sprint Board of Directors (the "Sprint Board") established the base salaries of the executive officers, including the CEO.

     Annual Incentive. Associates at all levels, including executive officers and the CEO, participate in an annual cash incentive plan, the Company's Associate Incentive Plan ("AIP"). The targeted amount of the annual incentive is based on job level; the higher the job level, the higher the portion of total annual cash compensation that is "at risk."

     Seventy-five percent of the actual annual incentive amount paid each year to associates, including the executive officers and the CEO, is based on the achievement of stated company performance measures, which are reviewed and approved by the Committee at the beginning of each year. In 1996, the performance measures included Service Revenue, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Net Access Lines Gained and Customer Turnover (Churn). Each of these measures was weighted equally and required specific threshold performance before any incentive was earned.

     Twenty-five percent of the actual amount paid is based on the achievement of personal objectives, as rated by the executive's supervisor, or, in the case of the CEO, the Committee. These personal objectives included qualitative factors relating to business unit and departmental results of a non-financial nature, the support the executive provided in furthering strategic and tactical objectives, contribution to the progress of the quality improvement process, and individual professional growth and development.

     Based on the achievement in 1996 of both stated company performance measures and their personal objectives, executive officers, excluding the CEO, earned AIP payouts that averaged 95.1% of target. The CEO's annual incentive payout for 1996 equaled 95.7% of target.

     Long-Term Incentives. The Company's 1996 Equity Incentive Plan (the "Equity Incentive Plan") provides, among other things, that stock options and restricted stock awards may be granted to the CEO, executive officers and other key associates who contribute to the management, growth and profitability of the Company. Targeted long-term incentive compensation for 1996 was delivered in the form of stock option grants and restricted stock.

     On February 12, 1996, before the Company's spinoff from Sprint, the Sprint Board granted non-qualified stock options to designated associates of Sprint, including executive officers and the CEO of the Company, based on the compensation objectives established by the Sprint Board for division level executives. Following the spinoff, the Committee elected to augment these grants for the executive officers to achieve total long-term incentive compensation for 1996 that was consistent with the Committee's newly-defined compensation objectives.

           Stock Options. The Committee believes stock options afford it the ability to deliver long-term incentive compensation in a way that creates a strong commonality of interest between management and the Company's shareowners. The Committee elected to deliver half of the targeted long-term incentive for 1996 in the form of stock options. Stock option grants were awarded by the Committee to executive officers, including the CEO, such that the value of these grants, in combination with the grant made by the Sprint Board prior to the spinoff, totaled one-half of the total targeted value of the long-term incentive.

           Restricted Stock. The Committee believes that restricted stock forms a strong retention device. The Committee felt retention of the executive officers, including the CEO, was critical for the Company as it became newly-independent and, for 1996, elected to grant restricted stock to these key individuals for the remaining half of the total targeted long-term incentive value. These grants carry a five year vesting period.

           Premium-Priced Stock Options. In 1996, in addition to awards that met its stated compensation objectives, the Committee chose to award premium-priced stock options to two executive officers. The purpose of the awards was to focus these particular senior executives on delivering superior shareowner value. The options were granted at four separate exercise prices, in increments from approximately 15% to 54% above the fair market value of shares of Common Stock on the date of grant. The size of the awards was based on the Committee's subjective assessment of the individual potential and contribution.

           Replacement Grants. In addition to the aforementioned stock option grants, all other outstanding options of associates of the Company under Sprint plans as of the closing date of the spinoff (including those of the executive officers and the CEO), were canceled by the Sprint Board and replaced with Company options (the "Replacement Options"). The Replacement Options covered the same aggregate fair market values of Sprint common stock underlying the options and continue the vesting schedules and other conditions for exercise of the Sprint options they replaced. Aggregate fair market value of the options was maintained by adjusting the per share exercise price of the options as well as the number of shares which may be purchased under the options. The formula to determine per share exercise prices was based on the respective weighted average market values of Sprint common stock during the ten trading days prior to the closing date of the spinoff and of Common Stock during the ten trading days after the closing date of the spinoff.

       The executive officers, including the CEO, were eligible for a separate long-term incentive plan of Sprint, a portion of which was forfeited upon the spinoff. In addition, the CEO held restricted stock that was canceled by the Sprint Board upon the spinoff. The Committee elected to replace targeted opportunities that were lost upon the spinoff with additional shares of restricted stock.

     Policy with Respect to Qualifying Compensation for Deductibility and Other Matters. Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally limits the annual tax deductible compensation paid to the CEO and the four other most highly-compensated executive officers of the Company to $1 million. However, this limitation does not apply to performance-based compensation, provided that certain conditions are satisfied.

     The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. However, notwithstanding the Company's general policy, the Committee retains the authority to approve payments that may not be deductible if it believes that such payments are in the best overall interests of the Company and its shareowners.

     Based on a review of the long-term implications of Section 162(m), a proposal is included in this Proxy Statement recommending that shareowners approve amendments to the Equity Incentive Plan. The Equity Incentive Plan was originally approved in conjunction with the Company's spinoff from Sprint. On December 10, 1996, the Board of Directors approved an amended and restated version of the Equity Incentive Plan, the general terms and conditions of which are summarized elsewhere in this Proxy Statement. If approved by the Company's shareowners, the Equity Incentive Plan will meet the requirements of Section 162(m) with respect the deductibility of any taxable compensation resulting from either the exercise of stock options granted to covered executive officers, or from the granting of other performance-based equity awards, as applicable.

     No direct cash compensation paid to any individual executive officer exceeded the $1 million deductibility limit in 1996, nor is the level of direct cash compensation paid to any executive officer in 1997 expected to exceed this limit. The vast majority of cash compensation paid to executive officers is comprised of base salary and annual incentives paid under the AIP. As discussed above, the AIP covers associates of the Company at all levels and provides an annual cash payment based on a combination of job grade, company performance and individual performance. The Committee will continue to monitor the level of cash compensation paid to executive officers. If, in the future, an executive officer's cash compensation is expected to exceed $1 million, the Company will seek shareowner approval for a separate, performance-based annual incentive plan for designated executive officers.

                                    ORGANIZATION,  COMPENSATION  AND  NOMINATING
                                    COMMITTEE OF THE BOARD OF DIRECTORS

                                    Robert E. R. Huntley, Committee Chairman
                                    Frank E. Reed
                                    Michael Hooker
                                    Valerie B. Jarrett

Performance Graph

     The graph below provides an indicator of cumulative shareowner returns for the Company as compared with the S&P MidCap 400 Index and a Peer Group, weighted quarterly for stock market capitalization.

       The graph covers the period of time from the Company's spinoff from Sprint on March 7, 1996 through December 31, 1996.

                [GRAPH APPEARS HERE, DATA IN GRAPH APPEARS BELOW]

                         1996 Measurement Period (1) (2)


                      March 7, 1996  March 29, 1996  June 28, 1996 September 30, 1996   December 31, 1996
                      -------------  --------------  ------------- ------------------   -----------------
360 Communications Co.    $100            $102            $102            $100                $ 99
S&P MidCap 400 Index      $100            $100            $103            $106                $113
Peer Group (3)            $100            $100            $ 96            $ 91                $ 87


--------

(1) Assumes $100 invested on March 7, 1996 in shares of Common Stock, the S&P MidCap 400 Index, and a Peer Group.
(2)  Total returns assume reinvestment of dividends on a quarterly basis.
(3) The Peer Group consists of the following cellular and Personal Communications Services (PCS) carriers: Aerial Communications, Inc.; Airtouch Communications, Inc.; Cellular Communications of Puerto Rico, Inc.; Centennial Cellular Corp.; Clearnet Communications, Inc.; CommNet Cellular, Inc.; InterCel, Inc.; Nextel Communications, Inc.; Omnipoint Corporation; Orange Plc-ADR; Palmer Wireless, Inc.; PriCellular Corporation; Rogers Cantel Mobile Communications, Inc.; Rural Cellular Corporation; United States Cellular Corporation; Vanguard Cellular Systems, Inc.; Vodafone Group Plc-ADR; Western Wireless Corporation. Market returns have been adjusted for spinoffs of both the Company and any Peer Group companies. If any member of the Peer Group is a foreign issuer and is not traded on a U.S. stock exchange, the market value was converted to U.S. dollars. Total returns only reflect the performance of the stock and not gains or losses due to currency fluctuations.

Summary Compensation Table

     The following table summarizes the cash and non-cash compensation for services rendered in all capacities to the Company for the year ended December 31, 1996 for the Chief Executive Officer and the four most highly-compensated executive officers (collectively, the "Named Officers") of the Company.


                           Summary Compensation Table
                                                                                  Long-Term Compensation
                                                                          ---------------------------------

                                             Annual Compensation                   Awards          Payouts
                                         ----------------------------     ------------------------ --------
                                                              Other
                                                              Annual      Restricted   Securities              All Other
                                                              Compen-       Stock      Underlying    LTIP      Compen-
   Name and Principal                 Salary      Bonus       sation        Awards      Options     Payouts     sation
        Position             Year    ($) (1)     ($) (1)       ($)         ($) (5)     (#) (6)     ($) (7)     ($) (8)
--------------------------  ------   --------    --------    --------     ----------  -----------  ---------   ---------

Dennis E. Foster             1996    $377,196    $334,788    $59,057 (4)  $1,301,800   189,432        ---      $324,601
     President and Chief     1995     249,339     147,274     21,519            ---       ---         ---         4,995
     Executive Officer


Michael J. Small             1996    193,101      68,480(3)  12,000         285,924    93,051         ---        34,209
     Executive Vice          1995     36,648(2)    8,937      1,000            ---       ---          ---           328
     President
     & Chief Financial
     Officer

Kevin L. Beebe               1996    165,321     136,307     19,036         297,419    86,565         ---        15,433
     Executive Vice          1995    134,979      64,771     14,919             ---       ---         ---         7,338
     President -
     Operations

Kevin C. Gallagher           1996    156,236      90,358     10,800         152,158    79,773         ---        15,427
     Senior Vice             1995    144,122      53,189     10,800             ---       ---         ---         6,301
     President,
     General Counsel and
     Secretary

Gary L. Burge                1996    150,653      92,784     10,800         154,457    82,720         ---        13,151
     Senior Vice             1995    132,571      68,546     14,588             ---       ---         ---         4,227
     President -
     Finance


---------

(1) Includes amounts earned for the year specified, including any deferrals made under Section 125 and 401(k) pre-tax contribution plans.
(2) Includes $25,000 of consulting fees earned by Mr. Small in 1995 prior to his becoming an associate of the Company on December 1, 1995.
(3) Excludes bonus amount associated with Mr. Small's election to receive options in lieu of 50% of his short-term annual target incentive opportunity under the provisions of Sprint's Management Incentive Stock Option Plan prior to the Company's spinoff from Sprint.
(4)  Includes the cost to the Company of club memberships of $41,586.
(5) On December 31, 1996, the Named Officers held the following number of shares of restricted stock with the following value, based on the closing per share price of Common Stock on December 31, 1996 of $23.25: Mr. Foster
     - 56,600 shares at $1,315,950  (of which 3,600 shares will vest on March 9,
     1999); Mr. Small - 12,600 shares at $292,950 (of which 2,600 shares will vest on March 9, 1999); Mr. Beebe - 13,100 shares at $304,575 (of which 3,100 shares will vest on March 9, 1999); Mr. Gallagher - 6,700 shares at $155,775 (of which 1,700 shares will vest on March 9, 1999); and Mr. Burge
     - 6,800  shares at $158,100  (of which  1,800  shares will vest on March 9,
     1999).
(6) Represents options granted under the Equity Incentive Plan and options granted at the time of the spinoff to replace all outstanding options to purchase Sprint common stock that were canceled in conjunction with the spinoff. These "Replacement Options" were granted under the Company's 1996 Replacement Stock Option Plan. (See "Option Grants" for a discussion regarding the Replacement Options.)
(7) In 1995, Mr. Foster received a payout of $60,775 under Sprint's Long-Term Incentive Plan. The Company does not have a long-term incentive plan.
(8) Includes the following amounts for: (a) Mr. Foster - $60,025 in relocation expenses; $14,369 in company contributions made to the Company's Retirement Savings Plan (the "401(k) Plan"), $27,815 in non-cash credits allocated to a non-qualified, defined contribution restoration plan, and $222,392 in non-cash credits allocated to a supplemental retirement arrangement, as provided under the terms of an employment agreement effective March 9, 1996 between the Company and Mr. Foster; (b) Mr. Small - $19,970 in relocation expenses, $10,865 in company contributions made to the 401(k) Plan, and $3,374 in non-cash credits allocated to a non-qualified, defined contribution restoration plan; (c) Mr. Beebe - $511 in relocation expenses, $9,429 in company contributions made to the 401(k) Plan, and $5,493 in non-cash credits allocated to a non-qualified, defined contribution restoration plan; (d) Mr. Gallagher - $10,994 in company contributions made to the 401(k) Plan, and $4,433 in non-cash credits allocated to a non-qualified, defined contribution restoration plan; and (e) Mr. Burge - $9,867 in company contributions made to the 401(k) Plan, and $3,284 in non-cash credits allocated to a non-qualified, defined contribution restoration plan.

Option Grants

     As of the closing date of the Company's spinoff from Sprint, all outstanding options of associates of the Company maintained under the Sprint plans were canceled by the Sprint Board and subsequently replaced by Company options (the "Replacement Options") under the Company's 1996 Replacement Stock Option Plan (the "Replacement Stock Option Plan"). The Replacement Options cover the same aggregate fair market values of Sprint common stock underlying the options and continue the vesting schedules and other conditions for exercise of the Sprint options they replaced. The aggregate fair market value of the options was maintained by adjusting the per share exercise price of the options as well as the number of shares which may be purchased under the options. The formula to determine per share exercise prices was based on the respective weighted average market values of Sprint common stock during the ten trading days prior to the closing date of the spinoff and of Common Stock during the ten trading days after the closing date of the spinoff.

     The following table summarizes options granted during 1996 to the Named Officers under (a) the Equity Incentive Plan and (b) the Replacement Stock
Option Plan for option grants originally made by Sprint in 1996 prior to the spinoff, which were subsequently canceled by the Sprint Board at the time of the spinoff. No stock appreciation rights were granted on these awards.



                        Option Grants in Last Fiscal Year

                                                                                           Potential Realizable Value
                       Number of     % of Total                                             at Assumed Annual Rates
                      Securities      Options                  Market                     of Stock Price Appreciation
                       Underlying    Granted to   Exercise   Price per                        for Option Term (14)
                      Options        Employees    or Base      Share                     -----------------------------
                       Granted       in Fiscal     Price      on Grant   Expiration
       Name              (#)           Year      ($/share)    Date (5)      Date            0%        5%       10%
-------------------- -------------   ----------  ---------- ----------- ------------     -------- --------- ----------


Dennis E. Foster      38,280 (1)(2)    2.81%     $23.3443    $23.4375     2/12/06 (6)     $3,568  $561,993  $1,424,200
                      21,000 (2)       1.54%      24.0625                 3/09/06 (7)              317,788     805,338

Michael J. Small      35,797 (2)(3)    2.63%      23.3443     23.4375     2/12/06 (8)      3,336   525,539   1,331,820
                      21,054 (1)(2)    1.55%      23.3443     23.4375     2/12/06 (6)      1,962   309,096     783,310
                       4,200           0.31%      22.6250                 4/09/06 (9)               59,761     151,445
                       8,000 (4)       0.59%      26.0000                 4/09/06 (10)             130,810     331,498
                       8,000 (4)       0.59%      29.0000                 4/09/06 (11)             145,903     369,748
                       8,000 (4)       0.59%      32.0000                 4/09/06 (12)             160,997     407,998
                       8,000 (4)       0.59%      35.0000                 4/09/06 (13)             176,090     446,248


Kevin L. Beebe        11,484 (1)(2)    0.84%      23.3443     23.4375      2/12/06 (6)    1,070    168,598     427,260
                       5,400 (2)       0.40%      24.0625                  3/09/06 (7)              81,717     207,087
                       6,100           0.45%      22.6250                  4/09/06 (9)              86,795     219,956
                       8,000 (4)       0.59%      26.0000                  4/09/06 (10)            130,810     331,498
                       8,000 (4)       0.59%      29.0000                  4/09/06 (11)            145,903     369,748
                       8,000 (4)       0.59%      32.0000                  4/09/06 (12)            160,997     407,998
                       8,000 (4)       0.59%      35.0000                  4/09/06 (13)            176,090     446,248

Kevin C. Gallagher     7,656 (1)(2)    0.56%      23.3443     23.4375      2/12/06 (6)      714    112,399     284,840
                       2,700 (2)       0.20%      24.0625                  3/09/06 (7)              40,859     103,543
                       1,600           0.12%      22.6250                  4/09/06 (9)              22,766      57,693


Gary L. Burge         11,484 (1)(2)    0.84%      23.3443     23.4375      2/12/06 (6)    1,070    168,598     427,260
                       1,400           0.10%      22.6250                  4/09/06 (9)              19,920      50,482



----------

(1) These options were initially awarded by the Sprint Board on February 12, 1996, canceled on March 7, 1996 by the Sprint Board in conjunction with the spinoff and subsequently replaced by the Company under the Replacement Stock Option Plan.
(2) These options include a reload feature. A reload feature means that a reload option may be granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned Common Stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The option price for a reload option is equal to the market price of shares of Common Stock on the date of exercise of the original option. A reload option becomes exercisable one year after the date the original option was exercised.
(3) This option represents a grant originally made under Sprint's Management Incentive Stock Option Plan ("MISOP") that was canceled by the Sprint Board in conjunction with the spinoff and then replaced under the Replacement Stock Option Plan. Under Sprint's MISOP, Mr. Small elected to receive options in lieu of receiving a portion of his annual incentive for 1996 under the Company's Associate Incentive Plan.
(4) These options represent different tranches of a single premium-price stock option grant which each carry a different exercise price.
(5) Reflects the average of the high and low sales price of shares of Common Stock as of March 7, 1996, the date on which the Replacement Options were awarded.
(6) 25% of these options became exercisable on February 12, 1997, and an additional 25% will become exercisable on February 12 of each of the next three successive years.
(7) 25% of these options become exercisable on March 9, 1997, and an additional 25% will become exercisable on March 9 of each of the next three successive years.
(8)  This option became fully exercisable on December 31, 1996.
(9) 25% of these options become exercisable on April 9, 1997, and an additional 25% will become exercisable on April 9 of each of the next three successive years.
(10) This tranche becomes fully exercisable on April 9, 1997.
(11) This tranche becomes fully exercisable on April 9, 1998.
(12) This tranche becomes fully exercisable on April 9, 1999.
(13) This tranche becomes fully exercisable on April 9, 2000.
(14) The dollar amounts in these columns are the result of calculations at the assumed appreciation rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of shares of Common Stock.

     The following table summarizes Replacement Options granted at the time of the spinoff in 1996 to Named Officers under the Replacement Stock Option Plan for option grants originally made prior to 1996 under the Sprint plans.


    Options/SARs Granted by Sprint in 1995 and Prior Years That Were Canceled
       Upon the Company's Spinoff and Replaced With Company Option Grants


                                                                                     Potential Realizable Value
                     Number of   % of Total               Market                      at Assumed Annual Rates
                    Securities    Options                Price per                  of Stock Price Appreciation
                    Underlying   Granted to   Exercise     Share                        for Option Term (10)
                     Options     Employees    or Base    on Grant                 --------------------------------
                     Granted     in Fiscal     Price      Date (4)   Expiration
     Name            (#) (1)       Year      ($/share)   ($/share)     Date           0%         5%        10%
----------------- ------------  ----------- ----------- ----------  ------------  ---------- ---------- ----------


Dennis E. Foster   15,312 (2)     1.12%      $12.5684    $23.4375     5/01/02 (5)  $166,428   $121,029    $306,711
                   21,054 (2)     1.55%       16.0951     23.4375     3/09/03 (5)   154,587    213,111     540,066
                   22,968 (2)     1.69%       19.1646     23.4375     2/11/04 (6)    98,140    276,822     701,522
                   47,850 (2)     3.51%       18.7074     23.4375     7/12/04 (7)   226,335    562,954   1,426,637
                   22,968 (2)     1.69%       15.4747     23.4375     2/17/05 (8)   182,890    223,524     566,453


Michael J. Small      ---                         ---                                              ---         ---

Kevin L. Beebe        957 (2)     0.07%       17.6299     23.4375     2/16/00 (5)     5,558     10,611      26,889
                    2,871 (2)     0.21%       11.6541     23.4375     2/14/02 (5)    33,830     21,042      53,325
                    4,785 (2)     0.35%       16.0951     23.4375     3/09/03 (5)    35,133     48,434     122,742
                    6,699 (2)     0.49%       19.1646     23.4375     2/11/04 (6)    28,624     80,740     204,611
                    9,570 (2)     0.70%       18.7074     23.4375     7/12/04 (7)    45,267    112,591     285,327
                    6,699 (2)     0.49%       15.4747     23.4375     2/17/05 (8)    53,343     65,194     165,215


Kevin C. Gallagher  3,540 (3)     0.26%        7.5565     23.4375    11/11/98 (5)    56,219     16,823      42,633
                    3,538         0.26%        7.5561     23.4375    11/11/98 (5)    56,188     16,813      42,606
                    3,933 (3)     0.29%       15.5049     23.4375     9/14/99 (5)    31,199     38,350      97,188
                    3,933         0.29%       15.5049     23.4375     9/14/99 (5)    31,199     38,350      97,188
                   26,221         1.92%        9.4826     23.4375     8/29/00 (5)   365,911    156,371     396,273
                    6,555         0.48%       11.3414     23.4375     8/28/01 (5)    79,290     46,754     118,483
                    6,699 (2)     0.49%       16.0951     23.4375     3/09/03 (5)    49,187     67,808     171,839
                    6,699 (2)     0.49%       19.1646     23.4375     2/11/04 (6)    28,624     80,740     204,611
                    6,699 (2)     0.49%       15.4747     23.4375     2/17/05 (8)    53,343     65,194     165,215


Gary L. Burge       1,179         0.09%       15.5052     23.4375     9/14/99 (5)     9,352     11,497      29,135
                    1,180 (3)     0.09%       15.4997     23.4375     9/14/99 (5)     9,367     11,502      29,149
                   26,221         1.92%        9.4826     23.4375     8/29/00 (5)   365,911    156,371     396,273
                    3,933         0.29%       11.3414     23.4375     8/28/01 (5)    47,574     28,052      71,090
                    4,785 (2)     0.35%       16.0951     23.4375     3/09/03 (5)    35,133     48,434     122,742
                    6,699 (2)     0.49%       19.1646     23.4375     2/11/04 (6)    28,624     80,740     204,611
                   19,140 (2)     1.40%       18.7074     23.4375     7/12/04 (9)    90,534    225,182     570,655
                    6,699 (2)     0.49%       15.4747     23.4375     2/17/05 (8)    53,343     65,194     165,215



----------

 (1) The option grants reflected in the above table represent stock options awarded by Sprint (or its predecessor, Centel Corporation) in 1995 and prior years, which were canceled by the Sprint Board and replaced by the Company under the Replacement Stock Option Plan in conjunction with the Company's spinoff from Sprint on March 7, 1996.
(2) These options include a reload feature. A reload feature means that a reload option may be granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned Common Stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The option price for a reload option is equal to the market price of shares of Common Stock on the date of exercise of the original option. A reload option becomes exercisable one year after the date the original option was exercised.
(3)  These options carry tandem stock appreciation rights (SARs).
(4) Reflects the average of the high and low sales price of shares of Common Stock as of March 7, 1996, the date on which the Replacement Options were awarded.
(5)  These options are fully exercisable.
(6) 75% of these options are currently exercisable and the remaining 25% will become exercisable on February 11, 1998.
(7) No portion of these options are currently exercisable. These options will become fully exercisable on July 12, 1999.
(8) 50% of these options are currently exercisable and an additional 25% will become exercisable on each of February 11, 1998 and February 11, 1999.
(9) No portion of these options are currently exercisable. 50% of these options will become exercisable on July 12, 1997 and an additional 25% will become exercisable on July 12 of each of the next two successive years.
(10) The dollar amounts in these columns are the result of calculations at the assumed appreciation rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of shares of Common Stock.

Option Exercises and Fiscal Year-End Values

     The following table summarizes the value of the outstanding options at December 31, 1996, for the Named Officers. There were no exercises of options by the Named Officers during 1996.


                           Year-End Option/SAR Values

                          Number of Securities           Value of Unexercised
                         Underlying Unexercised             In-the-Money
                      Options/SARs at 12/31/96 (#)    Options/SARs at 12/31/96 ($)(1)
                      ----------------------------  ---------------------------------

      Name            Exercisable   Unexercisable    Exercisable     Unexercisable
--------------------  -----------  ---------------  -------------  ------------------

Dennis E. Foster         48,328       141,104         $383,197        $469,803

Michael J. Small         35,797        57,254            7,811           8,531

Kevin L. Beebe           12,439        74,126           94,927         119,001

Kevin C. Gallagher       57,767        22,006          691,755          71,053

Gary L. Burge            41,124        41,596          491,329         161,058


---------

(1) The value of unexercised, in-the-money options/SARs is the difference between the exercise price of the options and the average of the high and low sales price of shares of Common Stock as of December 31, 1996 ($23.5625).

Employment Agreement

     In March 1996, the Board of Directors of the Company authorized the Company to enter into an Employment Agreement (the "Employment Agreement") with Mr. Foster which became effective as of March 9, 1996. The following is a summary of the terms of the Employment Agreement.

     The initial term of the Employment Agreement is five years, with automatic one year renewals thereafter unless either party provides notice of intent not to renew. If a change in control (as defined therein) occurs, the Employment Agreement will be irrevocable for the greater of the remaining term or two years. The Employment Agreement provides a base salary at a minimum of $400,000, an annual incentive opportunity no less than 50% of base salary, and long-term incentive awards and perquisites commensurate with the marketplace for this position.

     If Mr. Foster remains employed by the Company for the full length of the initial term of the Employment Agreement, the Company will provide both he and his spouse with post-retirement medical insurance benefits at the same cost and coverage levels as is then provided to active associates (with a carve-out for Medicare benefits). This commitment is subject to change or termination to the same extent the active associate's plan is changed or terminated. Coverage will also be provided to the same extent if termination occurs prior to the expiration of the initial term due to death, disability, involuntary termination without cause or voluntary termination for good reason.

     Under the Employment Agreement, the Company also provides a supplemental retirement benefit taking the form of a defined contribution arrangement. The amount of the Company contribution will be based on the actuarially computed value necessary to provide an annual replacement of 40% of Mr. Foster's final compensation (annual base salary and annual target incentive) for his expected life beginning at age sixty-five, offset by the age sixty-five pension benefit provided by his former employers. The actuarial calculation will be leveled such that all future contributions equate to a relatively level percentage of compensation. This non-qualified, general asset promise is backed by a rabbi trust that will be funded not less than annually. Company contributions, and actual earnings thereon, will fully vest at the earlier of Mr. Foster reaching age sixty, death, disability, involuntary termination without cause, voluntary termination for good reason or change in control. Vested benefits will be distributed in five annual installments beginning at the time of termination unless he makes a timely election of an alternative form of distribution, which may include a lump sum. The Company may choose to distribute the balance in a lump sum in the event of Mr. Foster's death or disability.

     The Employment Agreement will also provide for the payments and benefits enumerated below in the case of Mr. Foster's termination of employment.

     Death or Disability. The Company will pay base salary and pro rata target incentive through termination plus all other compensation and benefits to which Mr. Foster had a vested right, including the supplemental retirement benefit and vesting of restricted stock and stock options.

     Voluntary Termination Without Good Reason or Termination For Cause. The Company will pay base salary through termination plus all other compensation and benefits to which Mr. Foster had a vested right.

     Involuntary Termination by the Company Without Cause or Termination for Good Reason. Termination for good reason includes a significant adverse change in duties or responsibilities, a required relocation, material reduction in compensation or benefits other than a prospective change which applies similarly to all executives and a material breach of contract by the Company. The Company will pay base salary and pro rata target incentive through termination, a lump sum cash amount equal to two times the then-current base salary and target incentive at termination plus all other compensation and benefits to which Mr. Foster had a vested right. The supplemental retirement benefit accrued to date will become fully vested and funded in the rabbi trust. Vesting of outstanding restricted stock and stock option grants will be accelerated and Mr. Foster will be eligible for outplacement services for a period of two years (with a maximum expense of 25% of base salary).

     Change in Control.  A change in control  occurs  under  certain  changes in ownership, the Board of Directors or composition of the Company (e.g. liquidation, merger, consolidation, sale or disposition of all or substantially all of the assets, etc.). Change in control severance benefits will be triggered if, within twenty-four months of a change in control, termination occurs under one of the following: involuntary termination without cause; voluntary termination for good reason; failure of a successor company to assume obligations under the Employment Agreement; breach of contract by the Company; or voluntary termination at any time during the consecutive thirty-day period beginning on the first day of the thirteenth full month following the change in control. Payments and benefits include: base salary and pro rata target incentive through termination plus all other compensation and benefits to which Mr. Foster had a vested right; lump-sum cash payment equal to three times base salary and target incentive; immediate full vesting and funding of the supplemental retirement benefit accrued to date; immediate full vesting of restricted stock and stock options; and, outplacement services for a period of two years (with a maximum expense of 35% of base salary). Under certain circumstances, a portion of the present value of the benefits payable under the Employment Agreement or of the acceleration of the vesting of the restricted stock or the stock options could be subject to a 20% excise tax under the Internal Revenue Code and be nondeductible by the Company. The Company will agree to reimburse Mr. Foster for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement.

Compensation and Benefits Assurance Agreements

     In March 1996, the Board of Directors of the Company authorized the Company to enter into Compensation and Benefits Assurance Agreements (the "Change in Control Agreements") with all executive officers other than Mr. Foster. The following is a summary of the terms of the Change in Control Agreements. The initial term of the Change in Control Agreements is three years, with automatic three year renewals thereafter unless either party provides notice of intent not to renew. If a change in control (as defined therein) occurs, the Change in Control Agreements are irrevocable for the greater of the remaining term or two years.

     Under the Change In Control Agreements, a change in control occurs under certain changes in ownership, Board or composition of the Company (e.g. liquidation, merger, consolidation, sale or disposition of all or substantially all of the assets, etc.). Change in control severance benefits will be triggered if, within twenty-four months of a change in control, termination occurs under one of the following: involuntary termination without cause; voluntary termination for good reason; failure of a successor company to assume obligations under the Change in Control Agreements; or material breach of contract by the Company. Payments and benefits will include: base salary and pro rata target incentive through termination plus all other compensation and benefits to which the executive officer had a vested right; lump-sum cash payment equal to three times base salary and target incentive; continuation of health insurance at the same cost and coverage level as in effect at termination for the greater of 36 months or until similar benefits are obtained from a subsequent employer; immediate full vesting of restricted stock and stock options; and outplacement services for a period of two years (with a maximum expense of 25% of base salary). Under certain circumstances, a portion of the present value of the benefits payable under the Change in Control Agreements or of the acceleration of the vesting of the restricted stock or the stock options could be subject to a 20% excise tax under the Internal Revenue Code and be nondeductible by the Company. The Company has agreed to reimburse the executive officer for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 1997 with respect to shares of Common Stock that was owned beneficially by: (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Officers of the Company; (iii) each of the directors; and (iv) all executive officers and directors of the Company as a group. Approximately 123,310,118 shares of Common Stock were outstanding as of March 1, 1997.


Beneficial Owners,                            Number of Shares             Percent of
Directors and Executive Officers (1)      Beneficially Owned (2)(3)     Outstanding Shares
--------------------------------------    -------------------------     ------------------

Southeastern Asset Management, Inc.              14,580,497  (4)             11.82%
    6075 Poplar Avenue
    Suite 900
    Memphis, TN 38119

FMR Corp.                                        12,295,883  (5)              9.97
    82 Devonshire Street
    Boston, MA 02109

Lester Crown, Director                            6,509,427  (6)              5.28


Dennis E. Foster, Director,                         144,041  (7)                *
   President and Chief
   Executive Officer

Michael J. Small, Executive                          68,023  (8)                *
    Vice President and
    Chief Financial Officer

Kevin L. Beebe, Executive                            44,730  (9)                *
    Vice President - Operations

Kevin C. Gallagher, Senior                           76,008  (10)               *
    Vice President,
    General Counsel and Secretary

Gary L. Burge, Senior                                61,745  (11)               *
    Vice President - Finance

Robert E. R. Huntley, Director                        5,415  (12)               *

Frank E. Reed, Chairman of the                        5,143  (13)               *
    Board of Directors

Charles H. Price, II, Director                        4,235  (14)               *

Michael Hooker, Director                              3,441  (15)               *

Alice M. Peterson, Director                           3,441  (16)               *

Valerie B. Jarrett                                    3,423  (17)               *

Directors and executive                           6,984,088  (18)             5.66
    officers as a group
    (14 persons)


------------

         *Represents less than 1%
(1) This table is based upon information supplied by directors, executive officers and principal shareowners.
(2) Unless otherwise indicated in the footnotes to this table, each of the shareowners named in this table has sole voting and investment power with respect to the shares shown as beneficially owned. This table includes the number of the Company stock options exercisable currently or within 60 days by the directors and executive officers. The number of such Company stock options held by each director and executive officer is indicated in the following notes.
(3) The executive officers are participants in the Company's Retirement Savings Plan (the "401(k) Plan"). The number of shares of Common Stock beneficially held by each executive officer in the 401(k) Plan as of December 31, 1996 is indicated in the following notes.
(4) According to a Schedule 13G/A, dated January 31, 1997, Southeastern Asset Management, Inc. has sole voting power with respect to 8,173,200 shares, shared voting power with respect to 4,966,837 shares and no voting power with respect to 1,440,460 shares. Such firm has sole investment power with respect to 9,613,660 shares and shared investment power with respect to 4,966,837 shares.
(5) According to a Schedule 13G/A, dated February 14, 1997, FMR Corp. has sole voting power with respect to 1,565,665 shares and no voting power with respect to 10,730,218 shares. Such firm has investment power with respect to all shares.
(6) Includes 4,379,186 shares held by Independent Cellular Network Partners, a partnership of which a partner is a trust of which Mr. Crown is a trustee for the benefit of his children, 1,356,885 shares held by CC Industries, Inc., of which Mr. Crown is Chairman of the Board, 757,029 shares held by The Crown Fund, a partnership of which Mr. Crown is a partner, and 12,900 shares held in charitable funds of which Mr. Crown is the trustee or a co-trustee. Mr. Crown disclaims beneficial ownership of all shares held by such entities. Includes 3,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(7) Includes 693 shares jointly held by Mr. Foster's wife, and as to such shares Mr. Foster and his wife share voting power and investment power. Includes 79,896 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(8) Includes 360 shares jointly owned by Mr. Small's wife, and as to such shares Mr. Small and his wife share voting power and investment power. Includes 2,293 shares invested in the 401(k) Plan and 50,111 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(9) Includes 460 shares jointly owned by Mr. Beebe's wife, and as to such shares Mr. Beebe and his wife share voting power and investment power. Includes 437 shares invested in the 401(k) Plan and 30,733 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(10) Includes 1,479 shares jointly owned by Mr. Gallagher's wife, and as to such shares Mr. Gallagher and his wife share voting power and investment power. Includes 1,284 shares invested in the 401(k) Plan and 65,782 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(11) Includes 2,873 shares jointly owned by Mr. Burge's wife, and as to such shares Mr. Burge and his wife share voting power and investment power. Includes 2,688 shares invested in the 401(k) Plan and 48,893 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(12) Includes 825 shares jointly owned by Mr. Huntley's wife, and as to such shares Mr. Huntley and his wife share voting power and investment power. Includes 3,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(13) Includes 3,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(14) Includes 400 shares held by Charles H. and Carol Swanson Price Foundation, of which Mr. Price is a trustee, and 333 shares held by Mr. Price's wife. Mr. Price disclaims beneficial ownership of all shares held by his wife and such entity. Includes 3,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(15) Includes 3,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(16) Includes 3,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(17) Includes 3,000 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.
(18) Includes 6,912 shares invested in the 401(k) Plan and 335,103 shares that may be acquired upon exercise of stock options exercisable currently or within 60 days.

Compliance with Section 16(a) of the Securities Exchange Act

      Section 16(a) of the Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and holders of more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 1996, its directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its directors and executive officers.


                              CERTAIN TRANSACTIONS

      On November 1, 1996, the Company completed the acquisition (the "ICN Acquisition") of Independent Cellular Network, Inc. and affiliated companies (collectively, the "Acquired Companies"), pursuant to an Exchange and Merger Agreement (the "Exchange and Merger Agreement") dated as of May 31, 1996 by and between the Company and Independent Cellular Network Partners and certain of its affiliates (collectively "ICNP"). The Acquired Companies own and operate cellular licenses and related systems and assets in Kentucky, Ohio, Pennsylvania and West Virginia and provide cellular service to approximately 140,000 customers in 20 markets representing an estimated 3.2 million customers. The Company acquired the Acquired Companies from ICNP for approximately $519 million, comprised of 6,500,000 shares of Common Stock, $122 million in aggregate principal amount of the Company's subordinated non-negotiable promissory notes (the "Subordinated Notes") and the Company's assumption of $240 million of Independent Cellular Network Partners' senior debt. The remaining portion of the purchase price was paid in cash.

      The Subordinated Notes are due October 31, 2006 and originally accrued interest at the rate of 9.5% per annum, which was reduced to 9.0% on February 10, 1997. Fifty percent of the interest due and owing on the Subordinated Notes will be paid on each semiannual interest payment date and the remaining 50% of the interest due and owing will be capitalized and become part of the principal amount owed thereunder. The $240 million of senior debt assumed by the Company in connection with the ICN Acquisition was refinanced, and the cash portion of the purchase price was funded, under the Company's existing revolving credit facility with a number of banks and institutional lenders.

      The terms of the ICN Acquisition were arrived at through private negotiation conducted by management of the Company, and were based primarily on the population of the acquired markets, the value of existing operations and the customer base.

      In connection with the ICN Acquisition, Independent Cellular Network Partners received 4,379,186 shares of Common Stock and $98,331,229 in aggregate principal amount of the Subordinated Notes, of which $5,770,000 in aggregate principal amount were subsequently transferred; CC Industries, Inc. received 1,356,885 shares of Common Stock; and Henry Crown and Company (Not Incorporated), a limited partnership received $13,125,000 in aggregate principal amount of the Subordinated Notes, which were subsequently transferred. In January 1997, an aggregate of 757,029 shares of Common Stock originally issued in connection with the ICN Acquisition were acquired by The Crown Fund, a partnership, and $9,867,053 in aggregate principal amount of the Subordinated Notes were acquired by Arie and Ida Crown Memorial, a not-for-profit corporation. Lester Crown, who was elected a director of the Company after the completion of the ICN Acquisition, is a trustee for the benefit of his children of a trust which is a partner of Independent Cellular Network Partners. Mr. Crown is also Chairman of the Board of CC Industries, Inc., a director of Arie and Ida Crown Memorial and a partner of The Crown Fund.

      The Exchange and Merger Agreement contains provisions providing each party thereto with indemnification, subject to certain limitations, from and against all damages resulting from the breach of the other parties' representations and warranties thereunder. Under the Exchange and Merger Agreement, Henry Crown and Company (Not Incorporated) irrevocably and unconditionally guaranteed the indemnification obligations of ICNP to the Company. Mr. Crown is a trustee for the benefit of his children of a trust which is a partner of Henry Crown and Company (Not Incorporated).

                                  OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors


                                               /s/ Kevin C. Gallagher
                                              Kevin C. Gallagher
                                              Senior Vice President, General
                                              Counsel and Secretary

March 31, 1997

                                                                      APPENDIX A


                           360 COMMUNICATIONS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

                                    Section 1
                           Purpose and Effective Date


1.1 The purpose of the 360 Communications Company Employee Stock Purchase Plan (the "Plan") is to provide an opportunity for eligible associates of 360 Communications Company (the "Company") to purchase shares of common stock of the Company. It is the intent of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Internal Revenue Code.

1.2 The Plan shall be effective on the Effective Date stated below, subject to the approval of the Company's stockholders within one year before or one year after the date the Plan is approved by the Board of Directors of the Company (the "Board"). No option shall be granted under the Plan after the date on which the Plan is terminated by the Board in accordance with Section 12.6 of the Plan.

                                    Section 2
                                   Definitions

         The following words and phrases, when used in the Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:

2.1 "Account" means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Section 8 of the Plan.

2.2 "Administrator" means the Human Resources Department of the Company which shall administer the Plan.

2.3 "Associate" means any individual, including any officer of the Company, who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision, as determined by the Company or Participating Subsidiary. Any individual whose relationship with the Company or a Participating Subsidiary is not initially determined by the Company or Participating Subsidiary to be such an employment relationship but is finally determined by the Internal Revenue Service or a court of competent jurisdiction to be such an employment relationship shall be an Associate, for purposes of the Plan from the date of such final determination.

2.4      "Board" means the Board of Directors of the Company.

2.5      "Code" means the Internal Revenue Code of 1986, as amended.

2.6      "Common Stock" means the Company's common stock, $.01 par value.

2.7      "Company" means 360 Communications Company, a Delaware corporation.

2.8 "Compensation" means compensation, as such term is defined from time to time in the 360 Communications Company Retirement Savings Plan for purposes of Pre-Tax Contributions (as defined in such plan).

2.9 "Cut-Off Date" means the date established by the Administrator from time to time by which enrollment forms must be received prior to an Enrollment Date.

2.10     "Effective Date" means May 1, 1997.

2.11 "Eligible Associate" means an Associate eligible to participate in the Plan in accordance with Section 5.

2.12     "Enrollment Date" means the first Trading Day of an Offer Period.

2.13     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.14     "Fair Market Value" means, as of any applicable date:

                  (a) if the security is listed for trading on the New York Stock Exchange, the closing price of the security as reported in the Wall Street Journal or such other source as the Administrator deems reliable, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

                  (b) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

                  (c) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the low bid and high asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the latest preceding date for which such prices were so reported, or

                  (d) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Board.

2.15 "Grant Date" means a date on which an Eligible Associate is granted an option under the Plan pursuant to Section 7, and which shall either be a May 1 Grant Date or a November 1 Grant Date. "May 1 Grant Date" means a Grant Date occurring on May 1 or, if May 1 is not a Trading Day, the next following Trading Day. "November 1 Grant Date" means a Grant Date occurring on November 1 or, if November 1 is not a Trading Day, the next following Trading Day.

2.16 "Grant Price" means the Fair Market Value of a share of Common Stock on the Grant Date for such option; provided that, with respect to shares of Common Stock purchased under an option with a November 1 Grant Date, the Grant Price shall be the greater of (a) the Fair Market Value of a share of Common Stock on such November 1 Grant Date; or (b) the Fair Market Value of a share of Common Stock on the May 1 which most closely precedes the November 1 Grant Date.

2.17 "Offer Period" means a period of 12 months commencing on each successive May 1, beginning with May 1, 1997 and a period of 6 months commencing on each successive November 1, beginning with November 1, 1997.

2.18 "Participant" means an Eligible Associate who has enrolled in the Plan pursuant to Section 6.

2.19 "Participating Subsidiary" means a Subsidiary which has been designated by the Administrator in accordance with Section 3.2 of the Plan as covered by the Plan.

2.20 "Purchase Date" with respect to a Purchase Period means the last Trading Day in such Purchase Period.

2.21 "Purchase Period" means each period of six months which occurs within an Offer Period. Purchase Periods shall commence on each successive May 1 and November 1, beginning with May 1, 1997.

2.22 "Purchase Price" means for each share of Common Stock purchased under any option, 85% of the lesser of:

                  (a)      the Grant Price, as defined in Section 2.16; and

                  (b) the Fair Market Value of a share of Common Stock on the applicable Purchase Date.

2.23     "Retirement"   or  "Retire"  means  a  termination  (or  to  terminate)
         employment with the Company and its subsidiaries after reaching age 65 with 5 years of Company service.

2.24     "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

2.25     "Section" means a section of this Plan, unless indicated otherwise.

2.26     "Securities Act" means the Securities Act of 1933, as amended.

2.27 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.28 "Trading Day" means any day the New York Stock Exchange is open for trading.

                                    Section 3
                                 Administration

3.1 The Plan shall be administered by the Human Resources Department of the Company (the "Administrator"). The Administrator shall make such rules and regulations for the conduct of business regarding the Plan as it shall deem advisable.

3.2 The Administrator shall have the power, subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; and, generally, to exercise such powers and perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. The Administrator's determinations as to the interpretation and operation of this Plan shall be final and conclusive.

         In exercising the powers described in the foregoing paragraph, the Administrator may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

3.3 This Section 3 relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, or to obtain any exemption under such laws.

                                    Section 4
                                Number of Shares

4.1 500,000 shares of the Common Stock are reserved for sale and authorized for issuance pursuant to the Plan. Shares sold under the Plan may be newly-issued shares, or treasury shares, or both. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for the Plan.

4.2 In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spinoff, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Administrator shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan, including those then subject to an outstanding option. In the event that, after a Grant Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Common Stock shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such dissolution or liquidation.

                                    Section 5
                            Eligibility Requirements

5.1 Except as provided in Section 5.2, an individual shall become eligible to participate in the Plan in accordance with Section 6 on the first Enrollment Date following the later of (a) the date that such individual has been an Associate (regularly scheduled to work 20 or more hours per week), and (b) the Effective Date; provided that the individual has been an Associate on such Enrollment Date for at least one full calendar month. Participation in the Plan is entirely voluntary.

5.2      The following Associates are not eligible to participate in the Plan:

                  (a) Associates who, immediately upon purchasing shares under the Plan, would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Associate may purchase under outstanding options shall be treated as stock owned by the Associate);

                  (b) Associates who are customarily employed by the Company or a Participating Subsidiary for less than 20 hours per week;

                  (c) Associates who are prohibited by the laws of the nation of their residence or employment from participating in the Plan; and

                  (d) Associates who are members of a collective bargaining unit covered by a collective bargaining agreement; provided that participation in the Plan has been specifically considered (after review of the terms of the Plan) and rejected by the collective bargaining representative representing such associates.

                                    Section 6
                                   Enrollment

6.1 Any Eligible Associate may enroll in the Plan for an Offer Period by completing and signing an enrollment election form or by such other means as the Administrator shall prescribe (which authorizes payroll deductions during such Offer Period in accordance with Section 8.1) and submitting such enrollment election to the Company or a Participating Subsidiary on or before the Cut-Off Date immediately preceding the Offer Period. Such enrollment election (and the authorization therein) shall be effective as of the first regular payroll check dated after the Enrollment Date occurring within the Offer Period to which the enrollment election relates, and shall continue in effect until the earliest of:

                  (a) the end of the last payroll period the wages or salary for which is reflected in the last regular payroll check dated on or prior to the last day in the Offer Period;

                  (b) the date during the Offer Period that the Associate elects to change his or her enrollment in accordance with Section 8.3; and

                  (c) the date during the Offer Period that the Associate withdraws from the Plan or has a termination of employment in accordance with Section 10.

         Notwithstanding the foregoing, a Participant may not be enrolled in the Plan for more than one Offer Period at any time.

                                    Section 7
                         Grant of Options on Enrollment

7.1 Enrollment by an Eligible Associate in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase shares of Common Stock from the Company pursuant to the Plan.

7.2 An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Offer Period in which such option was granted; (b) the completion of the purchase of Common Stock under the option under
         Section 9; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

7.3 An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole shares of Common Stock which the funds accumulated in the Participant's Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that Participants shall be limited to purchasing no more than 1,000 shares of Common Stock during any Offer Period.

         Notwithstanding anything to the contrary herein, no Associate shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Associate to purchase Common Stock under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000.

                                    Section 8
                               Payroll Deductions

8.1 An Associate who makes an enrollment election pursuant to Section 7 shall elect and authorize in such election deductions to be made from his or her pay on each payday during the Offer Period to which the enrollment election relates, and he or she shall designate in such election the total percentage of pay to be deducted during such Offer Period. The percentage of pay which is designated in an enrollment election shall be a whole percentage of Compensation of no less than 2% and no more than 25%.

8.2 The amount of each payroll deduction made for a Participant shall be credited to the Participant's Account as soon as administratively feasible after the Participant's pay is withheld. The Account shall not be credited with interest. All payroll deductions received or held by the Company or a Participating Subsidiary may be used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions.

8.3 During an Offer Period, a Participant may elect to cease payroll deductions made on his or her behalf for the remainder of such Offer Period by delivering notice of such election to the Company or Participating Subsidiary in such manner and at such time as permitted by the Administrator. A Participant who has ceased payroll deductions during an Offer Period may voluntarily withdraw from the Plan pursuant to Section 10.1. If such Participant does not voluntarily withdraw from the Plan in accordance with Section 10.1, his or her accumulated contributions will be applied to the purchase of Common Stock at the next Purchase Date.

         Notwithstanding anything to the contrary herein, a Participant who has ceased payroll deductions for the remainder of an Offer Period may not resume his or her payroll deductions during such Offer Period, except that, if the Participant ceases payroll deductions before November 1 of a 12-month Offer Period, he or she may elect to resume his or her payroll deductions, at the same percentage of Compensation designated in the Participant's original enrollment election for that Offer Period, in accordance with procedures prescribed by the Administrator. A Participant's valid election to resume payroll deductions shall apply to the first regular payroll check occurring after November 1 of the Offer Period and all paydays for the remainder of the Offer Period. A Participant who makes an election to resume payroll deductions may again cease payroll deductions or may withdraw from the Plan in accordance with Section 10.1; provided, however, that a Participant may elect to recommence payroll deductions only once during any Offer Period.

8.4 A Participant may not make any separate or additional contributions to his or her Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant's Account under the Plan.

                                    Section 9
                               Purchase of Shares

9.1 Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole shares of Common Stock which the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Section 7.3).

9.2 If, after a Participant's exercise of an option under Section 9.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be (a) if such Purchase Date coincides with the last day of an Offer Period, distributed to the Participant as soon as administratively feasible, or (b) otherwise, carried forward in the Account for application to the purchase of Common Stock on the next following Purchase Date.

9.3 If Common Stock is purchased by a Participant pursuant to Section 9.1, then, within a reasonable time after the Purchase Date, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the number of shares purchased by the Participant unless the Company has made arrangements to have the shares held at a bank or other appropriate institution in non-certificated form. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction shall require that the Company or the Participant take any action in connection with the shares being purchased under the option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

         Certificates delivered pursuant to this Section 9.3 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and his or her spouse, as joint tenants with rights of survivorship, or as spousal community property, or in certain forms of trust approved by the Administrator, to the extent permitted by law.

9.4 In the case of Participants employed by a Participating Subsidiary, the Administrator may provide for Common Stock to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

9.5 If the total number of shares of Common Stock for which options are or could be exercised on any Purchase Date in accordance with this Section 9, when aggregated with all shares of Common Stock for which options have been previously exercised under this Plan, exceeds the maximum number of shares reserved in Section 4.1, the Company shall allocate the shares available for delivery and distribution in the ratio that the balance in each Participant's Account bears to the aggregate balances of all Participants' Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

9.6 If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Common Stock purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the date such Common Stock was transferred to the Participant, and if such Participant or former Participant is subject to U.S. Federal income tax, then such
         Participant or former Participant shall notify the Company or Participating Subsidiary in writing of such sale, transfer or other disposition within 10 days of the consummation of such sale, transfer or other disposition.

                                   Section 10
                    Withdrawal From the Plan; Termination of
                         Employment and Leave of Absence

10.1 Withdrawal from the Plan. A Participant may withdraw from the Plan in full (but not in part) during any Offer Period by delivering a notice of withdrawal to the Company or a Participating Subsidiary (in a manner prescribed by the Administrator) at any time up to but not including the 15 days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Administrator may permit. If notice of withdrawal is timely received, all funds then accumulated in the Participant's Account shall not be used to purchase Common Stock, but shall instead be distributed to the Participant as soon as administratively feasible. An Associate who has withdrawn during an Offer Period may not return funds to the Company or a Participating Subsidiary during the same Offer Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Common Stock. Any Eligible Associate who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date which follows withdrawal and occurs on May 1 (or the next following Trading Day), in accordance with the provisions of Section 6.

10.2 Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or a Participating Subsidiary for any reason whatsoever or otherwise ceases to be an Eligible Associate, and such terminated Participant's outstanding options shall thereupon terminate. As soon as administratively feasible after termination of participation, the Company or Participating Subsidiary shall pay to the Participant or his or her beneficiary or legal representative all amounts accumulated in the Participant's Account at the time of termination of participation.

         Notwithstanding anything to the contrary herein, if a Participant ceases to be an Eligible Associate by reason of Retirement, death, or becoming employed by the Company for less than 20 hours per week, the Participant (or his or her designated beneficiary, as applicable) shall have the right to maintain the Participant's Account for the remainder of the Offer Period in which the Participant Retired, died or became employed for less than 20 hours per week, and to purchase shares of Common Stock in accordance with the terms of the Plan on any Purchase Date(s) occurring within that Offer Period.

10.3 Leave of Absence. If a Participant takes a leave of absence without terminating employment, such Participant shall have the right, at the commencement of the leave of absence and in accordance with procedures prescribed by the Administrator, to elect to withdraw from the Plan in accordance with Section 10.1, or to cease contributions to the Plan in accordance with Section 8.3.

                                   Section 11
                           Designation of Beneficiary

11.1 Each Participant may designate in writing one or more beneficiaries to receive the amount in his or her Account in the event of death and may, in his or her sole discretion, change such designation in writing at any time. Any such designation shall be effective upon receipt by the Company or a Participating Subsidiary and shall control over any disposition by will or otherwise.

11.2 Except as otherwise provided in Section 10.2, as soon as administratively feasible after the death of a Participant, amounts accumulated in his or her Account shall be paid in cash to the designated beneficiaries or, in the absence of a valid designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on Account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions.

11.3 No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the amounts credited to the Participant's Account under the Plan.

                                   Section 12
                                  Miscellaneous

12.1 Restrictions on Transfer. Options granted under the Plan to a Participant may not be exercised during the Participant's lifetime other than by the Participant. Neither payroll deductions credited to a Participant's Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.

12.2 Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Administrator.

12.3 Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties, transfer taxes and any brokerage fees applicable to participation in the Plan may be charged to the Account of such Participant by the Company.

12.4 Equal Rights and Privileges. All Eligible Associates shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of
         Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423 of the Code. This Section 12.4 shall take precedence over all other provisions in the Plan.

12.5 Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Illinois.

12.6 Amendment and Termination. The Board may amend, alter or terminate the Plan at any time; provided, however, that (1) no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code, Rule 16b-3, or the requirements of any securities exchange on which the Common Stock is traded shall be effective unless, no earlier than 12 months prior to and no later than 12 months after it is adopted by the Board, it is approved by the holders of a majority of the voting power of the Company's outstanding shares; and provided that (2) any change in the duration (which duration shall not exceed 27 months) or frequency of the Offer Periods or Purchase Periods for which prior shareholder approval is not obtained shall not be effective unless notice of such change is provided to shareholders of the Company no later than 15 days before such change is to go into effect. In addition, the Administrator may amend the Plan as provided in Section 3.2, subject to the conditions set forth therein and in this Section 12.6.

         If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

12.7 No Right of Employment. Neither the grant nor the exercise of any rights to purchase shares under this Plan nor anything in this Plan shall impose upon the Company or a Participating Subsidiary any obligation to employ or continue to employ any associate. The right of the Company or Participating Subsidiary to terminate any associate shall not be diminished or affected because any rights to purchase shares have been granted to such associate.

12.8 Requirements of Law. The Company shall not be required to sell, issue, or deliver any shares of Common Stock under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to issue such shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such shares of Common Stock have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

         If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under the Plan is no longer required in order to comply with applicable securities or other laws, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing a like number of shares lacking such legend.

         The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of shares pursuant to the exercise of any right to comply with any law.

12.9 Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.


Executed this __________ day of March, 1997.


                                                 360 COMMUNICATIONS COMPANY


                                                 By:    _______________________


                                                 Title:  ______________________

If signed and returned, the shares represented by this Proxy will be voted in accordance with the specifications given. If this Proxy is executed but no specifications are given as to the voting of each item, this Proxy will be voted FOR all Proposals.
                                                       Please mark your votes
                                                       as indicated in this
                                                       example           |X|

           The Board of Directors recommends a vote FOR all Proposals.

1. To elect the following nominees as Directors:

                                            FOR all nominees  WITHHOLD
                                            except any        AUTHORITY
(01) Frank E. Reed                          indicated         to vote for all
(02) Robert E. R. Huntley                                     listed nominees
(03) Valerie B. Jarrett                       |_|                |_|

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below)

_____________________________________________________________________________
                                              FOR           AGAINST   ABSTAIN
2. To approve the Company's Employee Stock    |_|             |_|       |_|
   Purchase Plan.


3. To approve the Company's Amended and       FOR           AGAINST   ABSTAIN
   Restated 1996 Equity Incentive Plan.       |_|             |_|       |_|




4. To ratify the selection of Ernst &         FOR           AGAINST   ABSTAIN
   Young LLP as the Company's independent     |_|             |_|       |_|
   accountants for the fiscal year ending
   December 31, 1997.


                          YES          NO
Please check YES          |_|         |_|
if you plan to attend
the meeting.




Signature__________________________________________
Signature__________________________________________Date__________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

                             oFOLD AND DETACH HERE o
                  HELP US SAVE MONEY - VOTE BY TELEPHONE (Tel)
  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
On a Touch Tone Telephone call TOLL FREE 1-888-776-5661 24 hours per day - 7 days a week.
You will be asked to enter the Control number.

OPTION #1 To vote as the Board of Directors recommends on ALL Proposals, Press 1 now. If you wish to vote on each Proposal separately, press 0 now.

When you Press 1, your vote will be confirmed and cast as you directed. END OF CALL

OPTION #2 If you selected to vote on each Proposal separately, you will here these instructions
    Proposal 1: To vote FOR all nominees, press 1; to WITHHOLD AUTHORITY to vote for all nominees, press 9; to WITHHOLD AUTHORITY to vote for an individual nominee, press 0. Please make your selection now.

    To WITHHOLD AUTHORITY to vote for an individual nominee, please enter the two digit number that appears next to the nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.

    Proposal  2: You may make your  selection  any time:  To vote FOR,  press 1;
    AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining Proposals.

             Your vote selection will be repeated and you will have
                         an opportunity to confirm it.

   If you vote by telephone, there is no need for you to mail back your proxy.
                              THANK YOU FOR VOTING.

                          PROXY/VOTING INSTRUCTION CARD
                           360 COMMUNICATIONS COMPANY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D.E. Foster, M.J. Small and K.C. Gallagher, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote, as specified on the reverse
side, all shares of Common Stock of 360   Communications Company that the
undersigned is entitled to vote at the Annual Meeting of Shareowners to be held on Tuesday, May 6, 1997, at 10:00 local time at the offices of The Northern Trust Company, 6th Floor Assembly Room, 50 S. LaSalle Street, Chicago, Illinois, or at any adjournment thereof.

The undersigned also hereby revokes previous proxies and acknowledges receipt of 360 Communications Company's Notice of Annual Meeting of Shareowners and Proxy Statement.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)






--------------------------------------------------------------------------------

                             oFOLD AND DETACH HERE o





                           360 Communications Company
                          Annual Meeting of Shareowners

                       Tuesday, May 6, 1997 at 10:00 a.m.

                           The Northern Trust Company
                             6th Floor Assembly Room
                              50 S. LaSalle Street
                             Chicago, Illinois 60675


  All shareowners are cordially invited to attend the Annual Meeting in person.